Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the enherent Corp. 2005 Stock Incentive Plan of our report dated March 27, 2008 pertaining to the financial statements of enherent Corp. included in enherent Corp.’s Annual Report (Form 10-K) filed on March 27, 2008.

/s/ CORNICK, GARBER & SANDLER, LLP

CORNICK, GARBER & SANDLER, LLP

New York, NY

August 14, 2008